                          AGREEMENT AND PLAN OF MERGER



                                      Among

                          INCYTE PHARMACEUTICALS, INC.,

                          BOND ACQUISITION CORPORATION

                                       and

                                  SYNTENI, INC.







                                December 23, 1997

                                TABLE OF CONTENTS
                                -----------------

                                                                           Page
                                                                           ----

ARTICLE I        THE MERGER.................................................  1
    1.1          The Merger.................................................  1
    1.2          Closing....................................................  1
    1.3          Effective Time.............................................  1
    1.4          Corporate Organization.....................................  2

ARTICLE II       EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
                 CONSTITUENT CORPORATION....................................  2
    2.1          Conversion of Synteni Shares...............................  2
    2.2          Conversion of Stock Options................................  2
    2.3          Treatment of Warrants......................................  3
    2.4          Escrow Shares..............................................  3
    2.5          Surrender and Payment......................................  3
    2.6          Dissenting Shares..........................................  4
    2.7          Adjustments................................................  4
    2.8          Fractional Shares..........................................  5

ARTICLE III      THE SURVIVING CORPORATION..................................  5
    3.1          Certificate of Incorporation...............................  5
    3.2          Bylaws.....................................................  5
    3.3          Directors and Officers.....................................  5

ARTICLE IV       REPRESENTATIONS AND WARRANTIES OF SYNTENI..................  5
    4.1          Organization and Qualification.............................  5
    4.2          Capital Structure..........................................  6
    4.3          Subsidiaries; Equity Investments...........................  7
    4.4          Authority..................................................  7
    4.5          No Conflict with Other Instruments.........................  8
    4.6          Governmental Consents......................................  8
    4.7          Financial Statements.......................................  8
    4.8          Absence of Changes.........................................  9
    4.9          Properties................................................. 10
    4.10         Environmental Matters...................................... 10
    4.11         Taxes...................................................... 11
    4.12         Employees.................................................. 12
    4.13         Compliance with Law........................................ 13
    4.14         Litigation................................................. 13
    4.15         Contracts.................................................. 13
    4.16         No Default................................................. 14
    4.17         Proprietary Rights......................................... 14
    4.18         Insurance.................................................. 16
    4.19         Brokers or Finders......................................... 16
    4.20         Related Parties............................................ 16
    4.21         Certain Advances........................................... 16

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                                                                           Page
                                                                           ----

    4.22         Underlying Documents....................................... 16
    4.23         No Misleading Statements................................... 16
    4.24         Information Statement...................................... 16

ARTICLE V        REPRESENTATIONS AND WARRANTIES OF INCYTE AND
                 MERGER SUBSIDIARY.......................................... 17
    5.1          Organization............................................... 17
    5.2          Authority.................................................. 17
    5.3          No Conflict with Other Instruments......................... 17
    5.4          Governmental Consents...................................... 18
    5.5          SEC Documents.............................................. 18
    5.6          Shares of Incyte Common.................................... 18
    5.7          No Material Adverse Change................................. 18
    5.8          Brokers or Finders......................................... 18
    5.9          Acquisition for Investment................................. 19
    5.10         Financial Statements....................................... 19
    5.11         Litigation................................................. 19

ARTICLE VI       CONDUCT PRIOR TO THE EFFECTIVE TIME........................ 19
    6.1          Conduct of Business of Synteni............................. 19
    6.2          No Solicitation............................................ 21
    6.3          Conduct of Business of Incyte.............................. 22

ARTICLE VII      ADDITIONAL AGREEMENTS...................................... 22
    7.1          Approval of Synteni Stockholders........................... 22
    7.2          Access to Information; Interim Financial Information....... 23
    7.3          Confidentiality............................................ 23
    7.4          Expenses................................................... 23
    7.5          Public Disclosure.......................................... 23
    7.6          FIRPTA Compliance.......................................... 23
    7.7          Reasonable Efforts......................................... 23
    7.8          Conduct; Notification of Certain Matters................... 24
    7.9          Pooling Accounting......................................... 24
    7.10         Tax-Free Reorganization.................................... 24
    7.11         Affiliate Agreements....................................... 24
    7.12         Blue Sky Laws.............................................. 25
    7.13         Synteni Employee Benefit Plans; Form S-8................... 25
    7.14         Nasdaq Listing............................................. 25
    7.15         Registration Rights Agreement.............................. 25
    7.16         Additional Documents and Further Assurances................ 25
    7.17         Indemnification............................................ 25

ARTICLE VIII     CONDITIONS TO THE MERGER................................... 26
    8.1          Conditions to Obligations of Each Party to Effect
                 the Merger................................................. 26
    8.2          Additional Conditions to Obligations of Synteni............ 26

                                      -ii-
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                                                                           Page
                                                                           ----

    8.3          Additional Conditions to the Obligations of Incyte
                 and Merger Subsidiary...................................... 27

ARTICLE IX       INDEMNIFICATION AND ESCROW................................. 28
    9.1          Survival of Representations and Warranties................. 28
    9.2          Indemnification and Escrow Arrangements.................... 28

ARTICLE X        TERMINATION, AMENDMENT, WAIVER, CLOSING.................... 33
    10.1         Termination................................................ 33
    10.2         Effect of Termination...................................... 33
    10.3         Amendment or Supplement.................................... 34
    10.4         Extension of Time, Waiver.................................. 34

ARTICLE XI       GENERAL.................................................... 34
    11.1         Notices.................................................... 34
    11.2         Headings................................................... 36
    11.3         Counterparts............................................... 36
    11.4         Entire Agreement; Assignment............................... 36
    11.5         Severability............................................... 36
    11.6         Other Remedies............................................. 36
    11.7         Governing Law.............................................. 36
    11.8         Absence of Third-Party Beneficiary Rights.................. 36


Exhibit A        Form of Affiliate Agreement
Exhibit B        Form of Opinion of Pillsbury Madison & Sutro LLP
Exhibit C        Form of Opinion of Cooley Godward LLP
Exhibit D        Form of Escrow Agreement
Exhibit E        Form of Registration Rights Agreement
Exhibit F-1      Form of Incyte Tax Representation Letter
Exhibit F-2      Form of Synteni Tax Representation Letter
Exhibit G        Form of Investment Representations
Exhibit H        Form of Stockholder Agreement

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------


        THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of the 23rd day of December, 1997, by and among INCYTE PHARMACEUTICALS, INC., a Delaware corporation ("Incyte"), BOND ACQUISITION CORPORATION, a Delaware corporation and a wholly owned subsidiary of Incyte ("Merger Subsidiary"), and SYNTENI, INC., a Delaware corporation ("Synteni"),

                              W I T N E S S E T H:

        WHEREAS, the Boards of Directors of Incyte, Merger Subsidiary and Synteni deem it advisable and in the best interests of their respective stockholders to effect the merger hereafter provided for, in which Merger Subsidiary would merge with and into Synteni and Synteni would become a wholly owned subsidiary of Incyte (the "Merger"); and

        WHEREAS, it is intended that the Merger qualify as a tax-free reorganization within the meaning of section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and be accounted for as a "pooling of interests" transaction:

        NOW, THEREFORE, in consideration of the premises and of the mutual agreements, provisions and covenants herein contained, Incyte, Merger Subsidiary and Synteni hereby agree as follows:

                                    ARTICLE I

                                   THE MERGER
                                   ----------

        1.1 The Merger. At the Effective Time (as defined in Section 1.3), upon
            ----------
the terms and subject to the conditions of this Agreement, Merger Subsidiary shall be merged with and into Synteni in accordance with the General Corporation Law of the State of Delaware ("Delaware Law"), whereupon the separate existence of Merger Subsidiary shall cease, and Synteni shall be the surviving corporation (the "Surviving Corporation").

        1.2 Closing. The closing of the transactions contemplated by this
            -------
Agreement (the "Closing") shall take place at the offices of Pillsbury Madison & Sutro LLP, 2550 Hanover Street, Palo Alto, California as soon as practicable following satisfaction or waiver of all of the conditions to the obligations of the parties to consummate the transactions contemplated hereby in accordance with this Agreement or at such other time, place and date as is mutually agreed to by the parties hereto. The date of the Closing is referred to in this Agreement as the "Closing Date."

        1.3 Effective Time. As soon as practicable after satisfaction or, to the
            --------------
extent permitted hereunder, waiver of all conditions to the Merger, Synteni and Merger Subsidiary shall file a certificate of merger with the Secretary of State of the State of Delaware and make all other filings or recordings required by Delaware Law in connection with the Merger. The Merger shall become effective at such time as the certificate of merger is duly filed with the Secretary of State of the State of Delaware (the "Effective Time").

        1.4 Corporate Organization. At and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of Synteni and Merger Subsidiary, all as provided under the Delaware Law.


                                   ARTICLE II

                           EFFECT OF THE MERGER ON THE
                           ---------------------------
                  CAPITAL STOCK OF THE CONSTITUENT CORPORATION
                  --------------------------------------------

        2.1 Conversion of Synteni Shares. At the Effective Time, by virtue of
            ----------------------------
the Merger and without any action on the part of any holder of Synteni Stock (as defined in Section 4.2(a), the following shall occur:

        (a) Each share of common stock of Merger Subsidiary outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of common stock, $.001 par value per share, of the Surviving Corporation with the same rights, powers and privileges as the shares so converted, and such shares shall constitute the only outstanding shares of capital stock of the Surviving Corporation. Each stock certificate of Merger Subsidiary evidencing ownership of shares of common stock of Merger Subsidiary shall continue to evidence ownership of the shares of capital stock of the Surviving Corporation.

        (b) Each share of Synteni Stock (a "Synteni Share") held by Synteni as treasury stock shall be cancelled, and no payment shall be made with respect thereto.

        (c) Each Synteni Share outstanding immediately prior to the Effective Time (except as otherwise provided in Section 2.1(b) or as provided in Section
2.6 with respect to Synteni Shares as to which appraisal rights have been properly exercised under Section 262 of the Delaware Law) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive 0.1246 of a share (the "Exchange Ratio") of common stock, $.001 par value, of Incyte ("Incyte Common").

        2.2  Conversion of Stock Options.
             ---------------------------

        (a) At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each unexpired and unexercised option to purchase Synteni Shares (a "Synteni Option") granted under Synteni's 1996 Equity Incentive Plan, (the "Synteni Plan") outstanding immediately prior to the Effective Time shall be converted into an option to purchase Incyte Common (a "Converted Synteni Option") (the aggregate number of Synteni Shares issuable upon the exercise of all outstanding Synteni Options immediately prior to the Effective Time is referred to herein as the "Outstanding Option Amount"). Each Synteni Option so converted by Incyte will continue to have, and be subject to, substantially the same terms and conditions set forth in the documents governing such Synteni Option immediately prior to the Effective Time, except that (i) such Converted Synteni Option will be exercisable for that number of whole shares of Incyte Common as is equal to the product of the number of Synteni Shares that were purchasable under the Synteni Option immediately prior to the Effective Time, multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Incyte Common and (ii) the per share exercise price for the Incyte Common issuable upon exercise of such Converted Synteni Option will be equal to the quotient obtained by dividing the exercise price per share of the Synteni Shares at which such Synteni Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent. The parties intend that the conversion of the Synteni Options hereunder will meet the requirements of section 424(a) of the Code and this
Section 2.2(a) shall be interpreted consistent with such intention. Subject to the terms of the Synteni Options and the documents governing such Synteni Option, the Merger will not terminate or accelerate any Converted Synteni Option or any right of exercise, vesting or repurchase relating thereto with respect to Incyte Common acquired upon exercise of such Converted Synteni Option. Holders of Synteni Options will not be entitled to acquire Synteni Shares after the Merger.

        (b) As soon as practicable after the Effective Time, Incyte shall issue to each holder of a Converted Synteni Option a document evidencing the conversion of the Synteni Option by Incyte.

        2.3 Treatment of Warrants. Synteni will use all commercially reasonable
            ---------------------
business practices to cause the Synteni Warrants to be exercised prior to the Effective Time.

        2.4 Escrow Shares. The shares placed in escrow (the "Escrow Shares") as
            -------------
collateral for the indemnification obligations of Synteni pursuant to Article IX of this Agreement shall be the number of shares of Incyte Common equal to the product of (a) the aggregate number of shares of Incyte Common issued or issuable in connection with the Merger in exchange for Synteni Shares and Synteni Options minus the sum of (i) the Outstanding Option Amount and (ii) the number of Synteni Shares as to which the holders' appraisal rights have been perfected and (b) 0.10.

        2.5 Surrender and Payment.
            ---------------------

        (a) Prior to the Effective Time, Incyte shall appoint an agent (the "Exchange Agent") for the purpose of exchanging certificates representing Synteni Shares for the aggregate consideration set forth in Section 2.1(c) (the "Merger Consideration"). Incyte shall make available to the Exchange Agent, as needed, the Merger Consideration to be paid in respect of Synteni Shares. Promptly after the Effective Time, Incyte shall send, or shall cause the Exchange Agent to send, to each holder of record of Synteni Shares at the Effective Time a letter of transmittal for use in such exchange (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the certificates representing Synteni Shares to the Exchange Agent).

        (b) Holders of Synteni Shares whose rights have been converted into rights to receive the Merger Consideration ("Securityholders"), upon surrender to the Exchange Agent of a certificate or certificates representing such Synteni Shares, together with a properly completed letter of transmittal covering such Synteni Shares, will be entitled to receive the Merger Consideration payable in respect of such Synteni Shares. Until so surrendered, each certificate representing Synteni Shares shall, after the Effective Time, represent for all purposes only the right to receive such Merger Consideration.

        (c) If any portion of the Merger Consideration is to be paid to a person other than the registered holder of Synteni Shares represented by the certificate or certificates surrendered in exchange therefor, it shall be a condition to such payment that the certificate or certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and accompanied by all documents required to evidence and effect the transfer and that the person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required as a result of such payment to a person other than the registered holder of such Synteni Shares or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

        (d) After the Effective Time, there shall be no further registration of transfers of Synteni Shares. If, after the Effective Time, certificates representing Synteni Shares are presented to the Surviving Corporation, they shall be cancelled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in this Article II.

        (e) Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 2.5(a) that remains unclaimed by the holders of Synteni Shares twelve (12) months after the Effective Time shall be returned to Incyte, upon demand, and any holder who has not exchanged such holder's Synteni Shares for the Merger Consideration in accordance with this Section 2.5 prior to that time shall thereafter look only to Incyte for payment of the Merger Consideration in respect of such holder's Synteni Shares. Notwithstanding the foregoing, neither Incyte nor Synteni nor the Surviving Corporation shall be liable to any holder of Synteni Shares for any amount paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Any amounts remaining unclaimed by holders of Synteni Shares three years after the Effective Time (or such earlier date prior to such time as such amounts would otherwise escheat to or become property of any governmental entity) shall, to the extent permitted by applicable law, become the property of Incyte free and clear of any claims or interest of any person previously entitled thereto.

        (f) Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 2.5(a) to pay for Synteni Shares for which appraisal rights have been perfected shall be returned to Incyte upon demand.

        (g) No dividends, interest or other distributions with respect to Incyte Common constituting part of the Merger Consideration shall be paid to the holder of any unsurrendered certificates representing Synteni Shares until such certificates are surrendered as provided in this Section 2.5. Upon such surrender, there shall be paid, without interest, to the person in whose name the certificates representing Incyte Common into which such Synteni Shares were converted are registered, all dividends, interest and other distributions payable in respect of such Synteni Shares on a date subsequent to, and in respect of a record date after, the Effective Time.

        2.6 Dissenting Shares. Notwithstanding Section 2.1, Synteni Shares
            -----------------
outstanding immediately prior to the Effective Time and held by a holder who has not voted or consented to the Merger in writing and who has demanded appraisal for such Synteni Shares in accordance with the Section 262 of Delaware Law shall not be converted into a right to receive the Merger Consideration, unless and until such holder fails to perfect or withdraws or otherwise loses such holder's right to appraisal. If after the Effective Time such holder fails to perfect or withdraws or loses such holder's right to appraisal, such Synteni Shares shall be treated as if they had been converted as of the Effective Time into a right to receive the Merger Consideration. Synteni shall give Incyte prompt notice of any demands received by Synteni for appraisal of Synteni Shares, and Incyte shall have the right to participate in all negotiations and proceedings with respect to such demands. Synteni shall not, except with the prior written consent of Incyte, make any payment with respect to, or settle or offer to settle, any such demands.

        2.7 Adjustments. If at any time during the period between the date of
            -----------
this Agreement and the Effective Time, any change in the outstanding shares of capital stock of Incyte shall occur, including by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period, the number of shares of Incyte Common constituting all or part of the Merger Consideration shall be appropriately adjusted.

        2.8 Fractional Shares. No fractional shares of Incyte Common shall be
            -----------------
issued in the Merger. All fractional shares of Incyte Common that a holder of Synteni Shares would otherwise be entitled to receive as a result of the Merger shall be aggregated and if a fractional share results from such aggregation, such holder shall be entitled to receive, in lieu thereof, an amount in cash determined by multiplying the average of the closing prices per share of Incyte Common on the Nasdaq National Market for the ten (10) consecutive trading days ending on the date that is three (3) trading days prior to the Closing Date by the fraction of a share of Incyte Common to which such holder would otherwise have been entitled.


                                   ARTICLE III

                            THE SURVIVING CORPORATION
                            -------------------------

        3.1 Certificate of Incorporation. The Certificate of Incorporation of
            ----------------------------
Merger Subsidiary in effect at the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until amended in accordance with applicable law, except that the name of the Surviving Corporation shall be changed to the current name of Synteni.

        3.2 Bylaws. The Bylaws of Merger Subsidiary in effect at the Effective
            ------
Time shall be the Bylaws of the Surviving Corporation until amended in accordance with applicable law.

        3.3 Directors and Officers. From and after the Effective Time, until
            ----------------------
successors are duly elected or appointed and qualified in accordance with applicable law, and except as may be specified by Incyte pursuant to Schedule 3.3, which shall be delivered to Synteni no later than three (3) business days prior to the Closing Date in accordance with Section 8.3(g), the directors of Merger Subsidiary at the Effective Time shall be the directors of the Surviving Corporation and the officers of Synteni at the Effective Time shall be the officers of the Surviving Corporation.


                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF SYNTENI
                    -----------------------------------------

        Except as otherwise specifically set forth on the disclosure schedule delivered by Synteni to Incyte prior to the execution of this Agreement and signed by the President of Synteni (the "Disclosure Schedule"), Synteni represents and warrants to both Incyte and Merger Subsidiary as follows:

        4.1 Organization and Qualification. Synteni is a corporation duly
            ------------------------------
organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite power and authority to own, lease and operate its respective properties and to carry on its business as now being conducted.

        Synteni is qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which the nature of its business requires such qualification, except where the failure to be so qualified or in good standing which, taken together with all other such failures, would not have a material adverse effect on Synteni. As used in this Agreement, any reference to any event, change or effect being "material" or "materially adverse" or having a "material adverse effect" on or with respect to an entity (or group of entities, taken as a whole) means such event, change or effect is material or materially adverse, as the case may be, to the business, financial condition, properties, assets, liabilities, or results of operations of such entity (or, if with respect thereto, of such group of entities taken as a whole) except (i) any changes caused by the announcement or pendency of this transaction; (ii) any changes due to the economy generally; and (iii) any changes in Synteni's industry specifically.

        Synteni has delivered or made available to Incyte true, complete and correct copies, with respect to Synteni, of its (iv) Certificate of Incorporation and Bylaws (or other applicable charter documents), as amended to the date hereof, (v) minutes of all of directors' and stockholders' meetings (or other applicable meetings), complete and accurate as of the date hereof, (vi) stock certificate books and all other records that collectively correctly set forth the record ownership of all outstanding shares of its capital stock or other equity interests and all rights to purchase capital stock or other equity interests, and (vii) form of stock certificates, option agreements and rights to purchase shares of its capital stock or other equity interests. Such Certificate of Incorporation and Bylaws and other applicable charter documents are in full force and effect.

        4.2 Capital Structure.
            -----------------

        (a) The authorized capital stock of Synteni consists of 34,500,000 shares of common stock, $.001 par value ("Synteni Common") and 5,775,000 shares of Series A Convertible Preferred Stock, $.001 par value ("Synteni Series A Preferred") and 5,775,000 shares of Series A-1 Convertible Preferred Stock, $.001 par value ("Synteni Series A-1 Preferred," together with the Synteni Series A Preferred, the "Synteni Preferred"). As of the date of this Agreement, there were issued and outstanding 12,971,006 shares of Synteni Common, 5,773,203 shares of Synteni Series A Preferred and no shares of Synteni Series A-1 Preferred. Each share of Synteni Preferred is convertible into one share of Synteni Common subject to certain adjustments specified in Synteni's Certificate of Incorporation. As of the date of this Agreement, there were an aggregate of 5,773,203 shares of Synteni Common reserved for issuance upon conversion of Synteni Preferred. Synteni Common and Synteni Preferred are referred to herein collectively as "Synteni Stock." The rights, preferences and privileges of Synteni Common and Synteni Preferred are as set forth in Synteni's Certificate of Incorporation.

        (b) As of the date of this Agreement, there were outstanding Synteni Options to acquire 2,557,494 shares of Synteni Common and warrants to acquire 38,348 shares of Synteni Common (the "Synteni Warrants"). As of the date of this Agreement, there were an aggregate of 2,557,494 shares of Synteni Common reserved for issuance upon the exercise of outstanding Synteni Options and 38,348 shares of Synteni Common reserved for issuance on exercise of the outstanding Synteni Warrants.

        (c) Other than as described in paragraphs (a) and (b) above, there are no other outstanding shares of capital stock or other equity securities of Synteni and no other options, warrants, calls, conversion rights, commitments or agreements of any character to which Synteni is a party or by which Synteni may be bound that do or may obligate Synteni to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of Synteni's capital stock or securities convertible into or exchangeable for Synteni's capital stock or that do or may obligate Synteni to grant, extend or enter into any such option, warrant, call, conversion right, commitment or agreement.

        (d) Of the issued and outstanding Synteni Stock, 2,436,254 shares of Synteni Common are subject to repurchase at the option of Synteni and no shares of Synteni Stock are subject to redemption. All outstanding shares of Synteni Stock are, and any shares of Synteni Stock issued upon exercise of Synteni Options and the Synteni Warrants (subject to receipt of the exercise prices as provided therein) will be, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, Synteni's Certificate of Incorporation or Bylaws or any agreement to which Synteni is a party or by which Synteni may be bound. All outstanding securities of Synteni have been issued in compliance with applicable federal and state securities laws.

        (e) Section 4.2 of the Disclosure Schedule ("Schedule 4.2") contains complete and accurate lists of the holders of outstanding Synteni Common and Synteni Preferred and the number of shares owned of record by each such holder, and the number of shares subject to Synteni Options and the Synteni Warrants, and the holders of outstanding Synteni Options and the Synteni Warrants, including in each case (other than in the case of Synteni Options held by Synteni employees) the addresses of such holders. Schedule 4.2 is complete and accurate on the date hereof. Such Schedule 4.2 identifies the vesting schedule, applicable legends, and repurchase rights or other risks of forfeiture of any outstanding security of Synteni.

        (f) Schedule 4.2 contains a complete and accurate list of each stock option plan, stock appreciation rights or other equity-related stock incentive plan of Synteni.

        (g) Except for any restrictions imposed by applicable federal and state securities laws and the Company's right of repurchase with respect to 2,436,254 shares of Synteni Common, there is no right of first refusal, co-sale right, right of participation, right of first offer, option or other restriction on transfer applicable to any shares of Synteni Stock.

        (h) Synteni is not a party or subject to any agreement or understanding, and there is no voting trust, proxy, or other agreement or understanding between or among any persons that affects or relates to the voting or giving of written consent with respect to any outstanding security of Synteni, the election of directors, the appointment of officers or other actions of Synteni's Board of Directors (the "Synteni Board") or the management of Synteni.

        4.3 Subsidiaries; Equity Investments. Synteni does not have and has
            --------------------------------
never had any subsidiaries or companies controlled by Synteni and does not own and has never owned any equity interest in, or controlled, directly or indirectly, any other corporation, partnership, joint venture, trust, firm or other entity.

        4.4 Authority. Synteni has all requisite corporate power and authority
            ---------
to enter into this Agreement and, subject only to the requisite approval of this Agreement by Synteni's stockholders, to perform its obligations hereunder and consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the performance by Synteni of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Synteni, including approval of the Synteni Board, subject only to the requisite approval of this Agreement by Synteni's stockholders. This Agreement is a valid and binding obligation of Synteni.

        4.5 No Conflict with Other Instruments. The execution, delivery and
            ----------------------------------
performance of this Agreement and the transactions contemplated hereby (a) will not result in any violation of, conflict with, constitute a breach, violation or default (with or without notice or lapse of time, or both) under, give rise to a right of termination, cancellation, forfeiture or acceleration of any obligation or loss of any benefit under, or result in the creation or encumbrance on any of the properties or assets of Synteni pursuant to (i) any provision of Synteni's Certificate of Incorporation or Bylaws or (ii) any agreement, contract, understanding, note, mortgage, indenture, lease, franchise, license, permit or other instrument to which Synteni is a party or by which the properties or assets of Synteni is bound, or (b) to the best knowledge of Synteni after reasonable inquiry, conflict with or result in any breach or violation of any statute, judgment, decree, order, rule or governmental regulation applicable to Synteni or its properties or assets, except, in the case of clauses (a)(ii) and
(b) for any of the foregoing that would not, individually or in the aggregate, have a material adverse effect on Synteni, taken as a whole, or that could not result in the creation of any material lien, charge or encumbrance upon any assets of Synteni or that could not prevent, materially delay or materially burden the transactions contemplated by this Agreement. Section 203 of Delaware Law is, as of the date hereof, and will be, at all times on or prior to the Effective Time, inapplicable to the Merger and the other transactions contemplated by this Agreement.

        4.6 Governmental Consents. No consent, approval, order or authorization
            ---------------------
of, or registration, declaration of, or qualification or filing with, any court, administrative agency, commission, regulatory authority or other governmental or administrative body or instrumentality, whether domestic or foreign, is required by or with respect to Synteni in connection with the execution, delivery and performance of this Agreement by Synteni or the consummation by Synteni of the transactions contemplated hereby, except for (a) the filing of the Certificate of Merger with the Delaware Secretary of State and (b) such consents, approvals, orders, authorizations, registrations, declarations, qualifications or filings as may be required under federal or state securities laws in connection with the transactions contemplated hereby.

        4.7 Financial Statements. Synteni has previously furnished to Incyte a
            --------------------
complete and accurate copy of the audited consolidated financial statements of Synteni for the fiscal year ended September 30, 1997 (the "Financial Statements"). The Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated and are consistent with each other. The Financial Statements present fairly and describe the financial condition and operating results of Synteni as of the dates, and for the periods, indicated therein. As of the date hereof, except as set forth in the Disclosure Schedule, Synteni has no liabilities or obligations, secured or unsecured (whether accrued, absolute, contingent or otherwise) not reflected in the Financial Statements or the accompanying notes thereto, except for liabilities and obligations that have arisen in the ordinary course of business prior to the date of the Financial Statements and which, under GAAP, would not have been required to be reflected in the Financial Statements and except for liabilities incurred in the ordinary course of business since the date of the Financial Statements which are usual and normal in amount. Synteni maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP. Synteni's budget for the 12 months ending September 30, 1998 that sets forth its budgeted revenues and expenses has previously been provided to Incyte.

        4.8 Absence of Changes. Since the date of the Financial Statements,
            ------------------
except as otherwise contemplated by this Agreement or set forth in the Disclosure Schedule, Synteni has conducted its business only in the ordinary and usual course and, without limiting the generality of the foregoing:

        (a) There have been no changes in the financial condition, business, net worth, assets, properties, employees, operations, obligations or liabilities of Synteni, taken as a whole, which, in the aggregate, have had or may be reasonably expected to have a material adverse effect on Synteni, taken as a whole;

        (b) Synteni has not incurred additional debt for borrowed money, or incurred any obligation or liability except in the ordinary course of business consistent with past practice and in any event not in excess of $50,000 for any single occurrence;

        (c) Synteni has not paid any obligation or liability, or discharged, settled or satisfied any claim, lien or encumbrance, except for current liabilities in the ordinary course of business consistent with past practice and in any event not in excess of $20,000 for any single occurrence;

        (d) Synteni has not declared or made any dividend, payment or other distribution on or with respect to any share of capital stock;

        (e) Synteni has not purchased, redeemed or otherwise acquired or committed itself to acquire, directly or indirectly, any share or shares of its capital stock;

        (f) Synteni has not mortgaged, pledged, or otherwise encumbered any of its assets or properties, except for liens for current taxes which are not yet delinquent and purchase-money liens arising out of the purchase or sale of services or products made in the ordinary course of business consistent with past practice and in any event not in excess of $20,000 for any single item or $50,000 in the aggregate;

        (g) Synteni has not disposed of, or agreed to dispose of, by sale, lease, license or otherwise, any asset or property, tangible or intangible, except in the ordinary course of business consistent with past practice, and in each case for a consideration believed to be at least equal to the fair value of such asset or property and in any event not in excess of $20,000 for any single item or $50,000 in the aggregate;

        (h) Synteni has not purchased or agreed to purchase or otherwise acquire any securities of any corporation, partnership, joint venture, firm or other entity;

        (i) Synteni has not made any expenditure or commitment for the purchase, acquisition, construction or improvement of a capital asset, except in the ordinary course of business consistent with past practice and in any event not in excess of $10,000 for any single item;

        (j) Synteni has not sold, assigned, transferred or conveyed, or committed itself to sell, assign, transfer or convey, any Proprietary Rights (as defined in Section 4.17) except pursuant to licenses in the ordinary course of business;

        (k) Synteni has not adopted or amended any bonus, incentive, profit-sharing, stock option, stock purchase, pension, retirement, deferred-compensation, severance, life insurance, medical or other benefit plan, agreement, trust, fund or arrangement for the benefit of employees of any kind whatsoever, nor agreed to do any of the foregoing;

        (l) Synteni has not effected or agreed to effect any change in its directors, officers or key employees; and

        (m) Synteni has not effected or committed itself to effect any amendment or modification in its Certificate of Incorporation or Bylaws.

        4.9 Properties.
            ----------

        (a) Synteni does not own any real property, nor has it ever owned any real property. The Financial Statements reflect all of the real and personal property used by Synteni in its business or otherwise held by Synteni, except for (i) property acquired or disposed of in the ordinary course of business consistent with past practice of Synteni since the date of the Balance Sheet, and (ii) personal property not required under GAAP to be reflected thereon. Synteni has good and marketable title to all material assets and properties listed in the Financial Statements or thereafter acquired, free and clear of any imperfections of title, lien, claim, encumbrance, restriction, charge or equity of any nature whatsoever, except for liens which do not detract from the value of the assets or impair operations or liens for current taxes not yet delinquent. All of the material fixed assets and properties reflected in the Financial Statements or thereafter acquired are in reasonably good condition and repair for the requirements of the business as presently conducted by Synteni.

        (b) Section 4.9 of the Disclosure Schedule contains a complete and accurate list of all real property leased by Synteni (the "Properties"), the name of the lessor and the date of the lease. Synteni does not have any options to purchase any such Properties or any other real property. To the knowledge of Synteni, the Properties are held under valid, existing and enforceable leases. To the knowledge of Synteni, the Properties and the operations of Synteni thereon do not violate any applicable and material building code, zoning requirement or classification, or pollution control ordinance or statute relating to the Properties or to such operations.

        4.10 Environmental Matters.
             ---------------------

        (a) To the knowledge of Synteni, Synteni is, and at all times has been, in compliance with all applicable and material local, state and federal statutes, orders, rules, ordinances, regulations, codes and policies and all material judicial or administrative interpretations thereof (collectively, "Environmental Laws") relating to pollution or protection of the environment, including, without limitation, laws relating to exposures, emissions, discharges, releases or threatened releases of Hazardous Substances (as defined below) into or on land, ambient air, surface water, groundwater, personal property or structures (including the protection, cleanup, removal, remediation or damage thereof), or otherwise related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, discharge or handling of Hazardous Substances. Synteni has not received any notice of any investigation, claim or proceeding against Synteni relating to Hazardous Substances or any action pursuant to or violation or alleged violation under any Environmental Law, and Synteni is not aware of any fact or circumstance which is reasonably likely to impose a material environmental liability upon Synteni. As used in this Agreement, "Hazardous Substances" means any pollutant, contaminant, material, substance, waste, chemical or compound regulated, restricted or prohibited by any law, regulation or ordinance or designated by any governmental agency to be hazardous, toxic, radioactive, biohazardous or otherwise a danger to health or the environment.

        (b) To the knowledge of Synteni, there are no Hazardous Substances in, under or about the soil, sediment, surface water or groundwater on, under or around any properties at any time owned, leased or occupied by Synteni. Synteni has not disposed of any Hazardous Substances on or about such properties. To the knowledge of Synteni, there is no present release or threatened release of any Hazardous Substances in, on, under or around such properties. To the knowledge of Synteni, Synteni has not disposed of any materials at any site being investigated or remediated for contamination or possible contamination of the environment.

        (c) To the knowledge of Synteni, Synteni has all material permits, licenses and approvals required by Environmental Laws for the use and occupancy of, and for all operations and activities conducted on, the Properties, and to the knowledge of Synteni, Synteni is in material compliance with all such permits, licenses and approvals, and all such permits, licenses and approvals were duly issued, are in full force and effect, and, to the extent necessary, will be transferred to Incyte at the Closing, and will remain in full force and effect as so transferred to Incyte.

        4.11 Taxes.
             -----

        (a) For purposes of this Agreement, the following terms have the following meanings: "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means any and all taxes, including without limitation (i) any income, profits, alternative or add-on minimum tax, gross receipts, sales, use, value-added, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, net worth, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any governmental entity responsible for the imposition of any such tax (domestic or foreign) (a "Taxing Authority") and (ii) any liability for the payment of any amounts of the type described in clause (i) above as a result of any express or implied obligation to indemnify any other person.

        (b) All Tax returns, statements, reports and forms (including estimated Tax returns and reports and information returns and reports) required to be filed with any Taxing Authority on or before the date hereof with respect to any Taxable period ending on or before the date hereof, by or on behalf of Synteni (collectively, the "Synteni Returns"), have been filed when due (including any extensions of such due date), and all amounts shown to be due thereon have been paid on or before such date. The Financial Statements properly accrue for all actual or estimated Taxes with respect to all periods through the dates thereof in accordance with GAAP. All information set forth in the notes to the Financial Statements relating to Tax matters is true, complete and accurate in all material respects.

        (c) No Tax liability has been incurred since the date of the Financial Statements other than in the ordinary course of business and adequate provision has been made for all Taxes since that date in accordance with GAAP on at least a quarterly or, with respect to employment taxes, monthly basis. Synteni has withheld and paid to the applicable financial institution or Taxing Authority all amounts required to be withheld. To the knowledge of Synteni, none of the Synteni Returns filed with respect to federal income tax returns for Taxable years of Synteni in the case of the United

States, have been examined and closed. Synteni has not been granted any extension or waiver of the limitation period applicable to any Synteni Return.

        (d) There is no claim, audit, action, suit, proceeding or, to the knowledge of Synteni, investigation now pending or threatened against or with respect to Synteni in respect of any Tax or assessment. There are no liabilities for Taxes with respect to any notice of deficiency or similar document of any Tax Authority received by Synteni which have not been satisfied in full (including liabilities for interest, additions to tax and penalties thereon and related expenses). Neither Synteni nor any person on behalf of Synteni has entered into or will enter into any agreement or consent pursuant to section 341(f) of the Code. There are no liens for Taxes upon the assets of Synteni except liens for current Taxes not yet due. Except as set forth in the Disclosure Statement, Synteni has not been required to include any adjustment in Taxable income for any Tax period (or portion thereof) pursuant to section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the date hereof. At no time has Synteni been a member of any "affiliated group" of corporations within the meaning of section 1504 of the Code nor a member of any combined or united group for state or local income or franchise tax purposes.

        (e) There is no contract, agreement, plan or arrangement, including without limitation the provisions of this Agreement, covering any employee or independent contractor or former employee or independent contractor of Synteni that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to section 280G or section 162 of the Code (as determined without regard to Section 280G(b)(4)). Other than pursuant to this Agreement, Synteni is not a party to or bound by (nor will it prior to the Effective Time become a party to or bound by) any tax indemnity, tax sharing or tax allocation agreement (whether written, unwritten or arising under operation of federal law as a result of being a member of a group filing consolidated tax returns, under operation of certain state laws as a result of being a member of a unitary group, or under comparable laws of other states or foreign jurisdictions) which includes a party other than Synteni. None of the assets of Synteni (i) is property that Synteni is required to treat as owned by any other person pursuant to the so-called "safe harbor lease" provisions of former section 168(f)(8) of the Code, (ii) directly or indirectly secures any debt the interest on which is tax exempt under section 103(a) of the Code, or (iii) is "tax exempt use property" within the meaning of section 168(h) of the Code. Synteni has not participated in (and prior to the Effective Time Synteni will not participate in) an international boycott within the meaning of section 999 of the Code. The Company has disclosed on its federal income tax returns all positions taken therein that could give rise to a substantial understatement of federal income tax within the meaning of section 6661 of the Code. Synteni has previously provided or made available to Incyte complete and accurate copies of all Synteni Returns, and, as reasonably requested by Incyte, prior to or following the date hereof, presently existing information statements, reports, work papers, Tax opinions and memoranda and other Tax data and documents.

        4.12 Employees. Synteni has provided Incyte with a complete and accurate
             ---------
list as of the date hereof setting forth (i) all employees, of Synteni, together with their titles or positions, dates of hire, regular work location and current compensation; (ii) scientific advisors and consultants (to whom Synteni possesses a minimum annual commitment in excess of $5,000). Synteni does not have any employment contract with any officer or employee or any other consultant or person which is not terminable by it at will without liability, except for acceleration of options upon termination and except as the right of Synteni to terminate its employees at will may be limited by applicable federal, state or foreign law. Except as set forth in the Disclosure Schedule, Synteni does not have any deferred compensation, pension, health, profit sharing, bonus, stock purchase, stock option, hospitalization, insurance, severance, workers' compensation, supplemental unemployment benefits, vacation benefits, disability benefits, or any other employee pension benefit (as defined in the Employee Retirement Income Security Act of 1974 ("ERISA") or otherwise) or welfare benefit plan or obligation covering any of its officers or employees ("Employee Plans"). Each Employee Plan complies in all material respects with applicable laws, including, without limitation, ERISA and the Code. Each Employee Plan has been maintained in material compliance with its terms, and all applicable ERISA and other requirements as to the filing of reports, documents and notices with governmental agencies and the furnishing of documents to participants or beneficiaries have been satisfied. Synteni does not maintain or has ever maintained or contributed to any Employee Plan subject to Title IV of ERISA (relating to defined benefit plans).

        There are no labor disputes or union organization activities pending or threatened between Synteni and any of its employees. None of the Synteni employees belongs to any union or collective bargaining unit which represents employees of Synteni in negotiations with Synteni. To the knowledge of Synteni, Synteni has complied with all applicable and material foreign, state and federal equal employment opportunity and other laws and regulations related to employment or working conditions.

        4.13 Compliance with Law. All material licenses, franchises, permits,
             -------------------
clearances, consents, certificates and other evidences of authority of Synteni which are necessary to the conduct of Synteni's business ("Permits") are in full force and effect and, to the knowledge of Synteni, Synteni is not in violation of any Permit in any material respect. Except for exceptions which would not have a material adverse effect on Synteni, the business of Synteni has been conducted in accordance with all applicable laws, regulations, orders and other requirements of governmental authorities.

        4.14 Litigation. There is no claim, dispute, action, proceeding, notice,
             ----------
order, suit, appeal or investigation, at law or in equity, pending or, to the knowledge of Synteni, threatened, against Synteni or, to the knowledge of Synteni, any of its directors, officers, employees or agents, which is reasonably likely to have a material adverse effect on Synteni, before any court, agency, authority, arbitration panel or other tribunal. Synteni is not aware of any facts which, if known to stockholders, customers, suppliers, governmental authorities or other persons, would reasonably likely result in a material liability in any such claim (other than customary and normal returns of product in the ordinary course of business consistent with past practice), dispute, action, proceeding, suit or appeal or investigation. Synteni is not subject to any order, writ, injunction or decree of any court, agency, authority, arbitration panel or other tribunal, nor is Synteni in default with respect to any notice, order, writ, injunction or decree.

        4.15 Contracts. Section 4.15 of the Disclosure Schedule contains a
             ---------
complete and accurate list of each executory contract and agreement in the following categories to which Synteni is a party, or by which Synteni is bound in any respect: (a) agreements for the purchase, sale, lease or other disposition of equipment, goods, materials, supplies, or capital assets, or for the performance of services which are not terminable without penalty on thirty
(30) days' notice, in any case involving more than $20,000; (b) contracts or agreements for the joint performance of work or services, and all other joint venture, collaboration, research, or other agreements in excess of $25,000 each;
(c) management or employment contracts over $100,000 annually, consulting or scientific advisory contracts, collective bargaining contracts, termination and severance agreements; (d) notes, mortgages, deeds of trust, loan agreements, security agreement, guarantees, debentures, indentures, credit agreements and other evidences of indebtedness;
(e) warrants, repurchase rights at the option of the holder or other contracts or agreements relating to the issuance of capital stock or other equity interests of Synteni; (f) contracts or agreements in excess of $20,000 with third parties who act as agents, brokers, consignees, sale representatives or distributors; (g) contracts or agreements with any director, officer, employee, consultant or 10% stockholders not related to the performance of employment or consulting services; (h) powers of attorney or similar authorizations granted by Synteni to third parties; (i) patent licenses, sublicenses, royalty agreements and other contracts or agreements to which Synteni is a party, or otherwise subject, relating to Proprietary Rights; (j) personal property or capital equipment leases and other rental, use or service arrangements of Synteni involving payment obligations in excess of $50,000 and which cannot be terminated without penalty on thirty (30) days' notice; and (k) other material contracts.

        Synteni has not entered into any contract or agreement containing covenants limiting the right of Synteni to compete in any business or with any person.

        4.16 No Default.
             ----------

        (a) Each of the contracts, agreements or other instruments referred to in Section 4.15 is a legal, binding and enforceable obligation by or against Synteni, subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar federal or state laws affecting the rights of creditors and the effect or availability of rules of law governing specific performance, injunctive relief or other equitable remedies. To the knowledge of Synteni, no party with whom Synteni has an agreement or contract is in default thereunder or has breached any term or provision thereof which is material to the conduct of the business of Synteni.

        (b) Synteni has performed, or is now performing, the obligations of, and Synteni is not in material default (or would by the lapse of time and/or the giving of notice be in material default) in respect of, any contract, agreement or commitment binding upon it or its assets or properties and material to the conduct of its business. No third party has notified Synteni of any material claim, dispute or controversy with respect to any of the material executory contracts of Synteni, nor has Synteni received notice or warning of alleged nonperformance, delay in delivery or other noncompliance by Synteni with respect to its obligations under any of those contracts, nor are there any facts which exist indicating that any of those contracts may be totally or partially terminated or suspended by the other parties thereto.

        4.17 Proprietary Rights.
             ------------------

        (a) Section 4.17 of the Disclosure Schedule sets forth a complete and accurate list (the "Intellectual Property Disclosure Schedule") of all patents and applications for patents, applications for trademarks and applications for trade names, and registered copyrights, trademarks or trade names, owned or used by Synteni or in which it has any rights or licenses. Such list specifies, as applicable: (i) the title of the patents, trademarks and trade names and title of each application therefor and (ii) the jurisdiction by or in which such patent, trademark, trade name, service mark or copyright has been issued or registered or in which an application has been filed, including the registration or application number. Synteni has provided Incyte with copies of all agreements (other than Proprietary Information and Invention Agreements referred to in Section 4.17(g) below) by which any officer, employee or consultant of Synteni has assigned or conveyed to Synteni title and ownership to patents, patent applications, trade secrets, and inventions developed or used by Synteni in its business. All of such agreements are valid, enforceable and legally binding, subject to the effect or availability of rules of law governing specific performance, injunctive relief or other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity).

        (b) To the knowledge of Synteni, Synteni owns or possesses or has the right to obtain valid and enforceable licenses or other rights to all currently issued patents, trademarks, trade secrets, service marks, trade names, copyrights, inventions, drawings, designs, proprietary know-how or information, or other rights with respect thereto (collectively referred to as "Proprietary Rights") material to the conduct of its business as it has been and is now being conducted or as it is currently proposed to be conducted. Except for rights under the agreement between Synteni and the Board of Trustees of the Leland Stanford Junior University dated March 24, 1995 (the "Stanford Agreement"), Synteni has the rights to use, sell, license, sublicense, assign, transfer, convey or dispose of such Proprietary Rights and the products, processes and materials covered thereby.

        (c) To the knowledge of Synteni, the operations of Synteni do not conflict with or infringe, and no one has asserted to Synteni that such operations conflict with or infringe, any material Proprietary Rights, owned, possessed or used by any third party. There are no claims, disputes, actions, proceedings, suits or appeals pending against Synteni with respect to any Proprietary Rights, and none has been threatened against Synteni. To the knowledge of Synteni, there are no facts or alleged facts which would reasonably serve as a basis for any claim that Synteni does not have the right to use and, except for the Stanford Agreement, to transfer the right to use, free of any rights or claims of others, all material Proprietary Rights in the development, manufacture, use, sale or other disposition of any or all material products or services presently being used, furnished or sold in the conduct of the business of Synteni as it has been and is now being conducted. Except as previously disclosed to Incyte by Synteni, the Proprietary Rights referred to in the preceding sentence are free of any unresolved ownership disputes with respect to any third party and to the knowledge of Synteni there is no unauthorized use, infringement or misappropriation of any of the Proprietary Rights referred to in the preceding sentence by any third party, including any employee or former employee of Synteni nor, to the knowledge of Synteni, is there any breach of any license, sublicense or other agreement authorizing another party to use the Proprietary Rights referred to in the preceding sentence. Synteni has not entered into any agreement granting any third party the right to bring infringement actions with respect to, or otherwise to enforce rights with respect to, any Proprietary Right referred to in the fourth sentence of this
Section 4.17(c).

        (d) Synteni has made available to Incyte a complete file history of Synteni's patents and patent applications. Except for rights under the Stanford Agreement, Synteni has the exclusive right to file, prosecute and maintain any such applications for patents, copyrights or trademarks and the patents and registrations that issue therefrom.

        (e) Synteni has taken all measures it deems reasonable and appropriate to maintain the confidentiality of the Proprietary Rights used or proposed to be used in the conduct of its business the value of which to Synteni is contingent upon maintenance of the confidentiality thereof.

        (f) Synteni has secured valid written assignments from all consultants and employees who contributed to the creation or development of Synteni's Proprietary Rights of the rights to such contributions that Synteni does not already own by operation of law.

        (g) Each employee and officer of and consultant to Synteni has executed a Proprietary Information and Inventions Agreement or other nondisclosure agreement in the forms provided to Incyte. To the knowledge of Synteni, no employee or officer of or consultant to Synteni is in violation of any term of any employment contract, proprietary information and inventions agreement, non-competition agreement, or any other contract or agreement relating to the relationship of any such employee or consultant with Synteni or any previous employer.

        4.18 Insurance. Synteni has provided Incyte with copies of all insurance
             ---------
policies to which Synteni is a party or is a beneficiary or named insured and all such insurance policies are in full force and effect. There have been no claims in excess of $25,000 asserted under any of the insurance policies of Synteni in respect of all general liability, professional liability, property liability and worker's compensation and medical claims since January 1, 1996.

        4.19 Brokers or Finders. Neither Synteni nor any of its officers,
             ------------------
directors, employees or stockholders has employed any broker or finder or incurred any liability for any brokerage, finder's or similar fees or commissions in connection with this Agreement or the transactions contemplated hereby. Synteni has disclosed in writing to Incyte prior to the date hereof its arrangements with such financial advisors.

        4.20 Related Parties. To the knowledge of Synteni, no officer, director
             ---------------
or affiliate (other than a venture capital investor) of Synteni has, either directly or indirectly, (a) a material interest in any corporation, partnership, firm or other person or entity which furnishes or sells services or products which are similar to those furnished or sold by Synteni, or (b) a beneficial interest in any material contract or agreement to which Synteni is a party or by which Synteni may be bound.

        4.21 Certain Advances. There are no receivables of Synteni owing from
             ----------------
directors, officers, employees, consultants or stockholders of Synteni, other than advances in the ordinary course of business consistent with past practice to officers and employees for reimbursable business expenses which are not in excess of $5,000 for any one individual.

        4.22 Underlying Documents. Copies of any underlying documents listed or
             --------------------
described as having been disclosed to Incyte pursuant to this Agreement have been furnished to Incyte. All such documents furnished to Incyte are true and correct copies, and there are no amendments or modifications thereto, that have not been disclosed in writing to Incyte.

        4.23 No Misleading Statements. No representation or warranty made
             ------------------------
herein, in the Disclosure Schedule or in the Appendices, Schedules and Exhibits attached hereto or any written statement or certificate furnished or to be furnished to Incyte pursuant hereto or in connection with the transactions contemplated hereby (when read together) contains any untrue statement of a material fact or omits a material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they are made, not misleading. Synteni has disclosed to Incyte all material information of which it is aware relating specifically to the operations and business of Synteni as of the date of this Agreement or relating to the transactions contemplated by this Agreement.

        4.24 Information Statement. The information supplied by Synteni for
             ---------------------
inclusion in the information statement to be sent to the stockholders of Synteni in connection with the meeting of Synteni stockholders to consider the Merger (the "Synteni Stockholders Meeting") or in connection with any written consent of stockholders of Synteni (such information statement as amended or supplemented is referred to herein as the "Information Statement") shall not, on the date the Information Statement is first mailed to Synteni stockholders, at the time of the Synteni Stockholders Meeting, or written consent of stockholders and at the Effective Time, contain any statement which is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading. If at any time prior to the Effective Time any event of information should be discovered by Synteni which should be set forth in an amendment to the Information Statement, Synteni shall promptly inform Incyte and Merger Subsidiary and shall communicate such information to the Synteni stockholders in an appropriate manner. Notwithstanding the foregoing, Synteni makes no representation, warranty or covenant with respect to any information supplied by Incyte or Merger Subsidiary which is contained in any of the foregoing documents.


                                    ARTICLE V

         REPRESENTATIONS AND WARRANTIES OF INCYTE AND MERGER SUBSIDIARY
         --------------------------------------------------------------

        Incyte and Merger Subsidiary represent and warrant to Synteni as follows:

        5.1 Organization. Each of Incyte and Merger Subsidiary is a corporation
            ------------
duly incorporated, validly existing and in good standing under the laws of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of Incyte and Merger Subsidiary is qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which the nature of its business requires such qualification, except where the failure to be so qualified or in good standing would not have a material adverse effect on Incyte and its subsidiaries, taken as a whole. The copies of Merger Subsidiary's Certificate of Incorporation and Bylaws that have been delivered to Synteni are complete and correct and in full force and effect. All of the issued and outstanding capital stock of Merger Subsidiary is owned by Incyte.

        5.2 Authority. Each of Incyte and Merger Subsidiary has all requisite
            ---------
corporate power and authority to enter into this Agreement and to perform its obligations hereunder and consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the performance by each of Incyte and Merger Subsidiary of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Incyte and Merger Subsidiary, including approval of the Board of Directors of Incyte (the "Incyte Board"). This Agreement is a valid and binding obligation of each of Incyte and Merger Subsidiary.

        5.3 No Conflict with Other Instruments. The execution, delivery and
            ----------------------------------
performance of this Agreement and the transactions contemplated hereby (a) will not result in any violation of, conflict with, constitute a breach, violation or default (with or without notice or lapse of time, or both) under, give rise to a right of termination, cancellation, forfeiture or acceleration of any obligation or loss of any benefit under, or result in the creation or encumbrance on any of the properties or assets of Incyte or any of its subsidiaries, including Merger Subsidiary, pursuant to (i) any provision of Incyte's or Merger Subsidiary's Certificate of Incorporation or Bylaws, or (ii) any agreement, contract, understanding, note, mortgage, indenture, lease, franchise, license, permit or other instrument to which Incyte or any of its subsidiaries is a party or by which the properties or assets of Incyte or any of its subsidiaries is bound, or (b) to the knowledge of Incyte after reasonable inquiry, conflict with or result in any breach or violation of any statute, judgment, decree, order, rule or governmental regulation applicable to Incyte or any of its subsidiaries or their respective properties or assets, except, in the case of clauses (a)(ii) and (b) for any of the foregoing that would not, individually or in the aggregate, have a material adverse effect on Incyte and its subsidiaries, taken as a whole, or that could not result in the creation of any material lien, charge or encumbrance upon any assets of Incyte or any of its subsidiaries or that could not prevent, materially delay or materially burden the transactions contemplated by this Agreement.

        5.4 Governmental Consents. No consent, approval, order or authorization
            ---------------------
of, or registration, declaration or filing with, any governmental authority is required by or with respect to Incyte or Merger Subsidiary in connection with the execution and delivery of this Agreement by Incyte and Merger Subsidiary or the consummation by Incyte and Merger Subsidiary of the transactions contemplated hereby, except for (a) the filing of the Certificate of Merger with the Delaware Secretary of State, (b) such consents, approvals, orders, authorizations, registrations, declarations, qualifications or filings as may be required under federal or state securities laws in connection with the transactions set forth herein or which the failure to obtain would not have a material adverse effect on the consummation by Incyte of the transactions contemplated hereby and (c) the listing of the Incyte Common to be issued pursuant hereto on The Nasdaq Stock Market.

        5.5 SEC Documents. Incyte has furnished to Synteni complete and accurate
            -------------
copies of Incyte's Annual Report on Form 10-K for the year ended December 31, 1996, Incyte's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997 and Incyte's Proxy Statement for its Annual Meeting of Stockholders held on May 21, 1997, all filed with the SEC under the Exchange Act ("Incyte's SEC Filings"). As of their respective filing dates, Incyte's SEC Filings complied in all material respects with the requirements of the Exchange Act and, as of their respective filing dates, Incyte's SEC Filings did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

        5.6 Shares of Incyte Common. The shares of Incyte Common to be issued
            -----------------------
pursuant to the Merger will, when issued and delivered to the Securityholders and the shares of Incyte Common to be issued pursuant to the Converted Synteni Options will, when issued and delivered to the holders thereof on payment of the consideration provided for therein, be duly authorized, validly issued, fully paid and nonassessable.

        5.7 No Material Adverse Change. Since September 30, 1997, there has not
            --------------------------
occurred: (a) any change that resulted or would reasonably be expected to result in a material adverse effect on Incyte and its subsidiaries, taken as a whole;
(b) any amendment or change in Incyte's Certificate of Incorporation or Bylaws; or (c) any damage to, destruction or loss of any assets of Incyte (whether or not covered by insurance) that resulted or would reasonably be expected to result in a material adverse effect on Incyte and its subsidiaries, taken as a whole.

        5.8 Brokers or Finders. Neither Incyte nor any of its officers,
            ------------------
directors or employees has employed any broker or finder or incurred any liability for any brokerage, finder's or similar fees or commissions in connection with this Agreement or the transactions contemplated hereby, except that Incyte has employed Hambrecht & Quist LLC as financial advisors in connection with the transactions contemplated hereby.

        5.9 Acquisition for Investment. Incyte is acquiring the Synteni Shares
            --------------------------
for its own account and not with the present view to sell such Synteni Shares in connection with the distribution thereof.

        5.10 Financial Statements. Each of the consolidated financial statements
             --------------------
(including, in each case, any related notes) contained in Incyte's SEC Filings complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements, or, in the case of unaudited statements, as permitted for presentation in quarterly reports on Form 10-Q) and fairly presented, in all material respects, the consolidated financial position of Incyte and its subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of Incyte and its subsidiaries for the periods indicated, except that the unaudited interim financial statements were or are subject to, normal and recurring year-end audit adjustments. Since September 30, 1997, there has been no material adverse change in the financial condition of Incyte and its subsidiaries, taken as a whole.

        5.11 Litigation. There is no (a) claim, action, suit or proceeding
             ----------
pending or, to the knowledge of Incyte threatened against or relating to Incyte or its subsidiaries before any court or governmental or regulatory authority or body or arbitration tribunal, or (b) outstanding judgment, order, writ, injunction or decree, or application, request or motion therefor, of any court, governmental agency or arbitration tribunal in a proceeding to which Incyte or any subsidiary of Incyte was or is a party except, in the case of clauses (a) and (b) above, such as would not, individually and in the aggregate, either impair Incyte's ability to consummate the Merger or have a material adverse effect on Incyte and its subsidiaries taken as a whole.


                                   ARTICLE VI

                       CONDUCT PRIOR TO THE EFFECTIVE TIME
                       -----------------------------------

        6.1 Conduct of Business of Synteni. During the period from the date of
            ------------------------------
this Agreement and continuing until the earlier of the termination of this Agreement and the Effective Time, Synteni agrees (except as contemplated by this Agreement or to the extent that Incyte shall otherwise consent in writing) to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay its debts and Taxes when due, to pay or perform other obligations when due, and, to the extent consistent with such business, to use all commercially reasonable efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired its goodwill and ongoing businesses at the Effective Time.

        Following the date of this Agreement, Synteni shall promptly notify Incyte of any materially negative event related to Synteni or the business of Synteni. Without limiting the foregoing, except as expressly contemplated by this Agreement, Synteni shall not, without the prior written consent of Incyte, which consent shall not be unreasonably withheld:

        (a) Enter into any material commitment or transaction not in the ordinary course of business consistent with past practice;

        (b) Transfer to any person or entity any material Proprietary Rights, other than pursuant to licenses in the ordinary course of business;

        (c) Enter into any material agreements (or material amendments thereto) pursuant to which any unrelated third party is granted marketing, distribution or similar rights of any type or scope with respect to any products of Synteni other than in the ordinary course of business consistent with past practice;

        (d) Amend or otherwise modify, except in the ordinary course of business, or violate the material terms of, any of the agreements set forth or described in the Disclosure Schedule;

        (e) Commence any material litigation;

        (f) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or other equity interests, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock (or options, warrants or other rights exercisable therefor), except pursuant to purchase rights under agreements with employees and consultants;

        (g) Except for the issuance of shares of Synteni Stock upon exercise of presently outstanding Synteni Options or Synteni Warrants or upon conversion of outstanding Synteni Preferred, issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities;

        (h) Cause or permit any amendments to its Certificate of Incorporation or Bylaws (or other charter documents);

        (i) Acquire or agree to acquire any assets in excess of $25,000 in the case of a single transaction, or acquire, by merging or consolidating or by purchasing or by any other manner, any equity securities;

        (j) Sell, lease, license or otherwise dispose of any of its properties or assets, except in the ordinary course of business consistent with past practice;

        (k) Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any of its debt securities or guarantee any debt securities of others;

        (l) Grant any severance or termination pay to any director or officer or to any other employee other than pursuant to the existing agreements of Synteni;

        (m) Adopt or amend any employee benefit plan, or enter into any employment contract, extend employment offers to any person whose aggregate annual base salary would exceed $50,000, pay or agree to pay any special bonus or special remuneration to any director or employee other than in connection with normal annual bonus and salary adjustments for all non-officers and directors upon consultation with Incyte, or increase the salaries or wage rates of its other employees, except as consistent with the ordinary course of business consistent with past practice;

        (n) Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable, other than in the ordinary course of business consistent with past practice;

        (o) Pay, discharge or satisfy, in an amount in excess of $10,000 (in any one case) or $25,000 (in the aggregate), any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of (i) liabilities reflected or reserved against in the Financial Statements and that are not in excess of $25,000, or (ii) liabilities that arose in the ordinary course of business subsequent to September 30, 1997 and that are not in excess of $25,000, or (iii) liabilities under contracts entered into in the ordinary course of business, which payments are due in accordance with the terms of such contracts and that are not in excess of $25,000, or (iv) expenses consistent with the provisions of this Agreement incurred in connection with the transactions contemplated hereby and that are not in excess of $25,000;

        (p) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes; or

        (q) Take, or agree in writing or otherwise to take, any of the actions described in Sections 6.1(a) through 6.1(p) above, or any other action that would prevent Synteni from performing or cause Synteni not to perform its covenants hereunder.

        6.2 No Solicitation.
            ---------------

        (a) Until the earlier of the Effective Time and the date of termination of this Agreement, Synteni agrees that it shall not, directly or indirectly, take any of the following actions with any party other than Incyte and its designees: solicit, initiate, facilitate or encourage (including by way of furnishing or disclosing non-public information) any inquiries or the making of any proposal with respect to any merger, consolidation or other business combination involving Synteni or acquisition of any kind of material portion of the capital stock or assets of Synteni (an "Acquisition Transaction") or negotiate, explore or otherwise communicate in any way with any third party with respect to any Acquisition Transaction or enter into any agreement, arrangement or understanding with respect to an Acquisition Transaction or requiring it to abandon, terminate, or fail to consummate the Merger or any other transactions contemplated by this Agreement, or make or authorize any statement, recommendation or solicitation in support of any Acquisition Transaction with any third party other than Incyte and Merger Subsidiary.

        (b) If Synteni or its representatives receives prior to the earlier of the Effective Time and the termination of this Agreement any offer, letter of intent or other proposal, as applicable, relating to an Acquisition Transaction or any request for non-public information relating to Synteni in connection with an Acquisition Transaction or for access to the properties, books or records of the Synteni by any person or entity that informs the Synteni Board that it is considering making, or has made, a proposal relating to an Acquisition Transaction, Synteni shall promptly notify Incyte orally and in writing thereof, including information as to the identity of the offeror or the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be, and such other information related thereto as Incyte may reasonably request.

        6.3 Conduct of Business of Incyte. During the period from the date of
            -----------------------------
this Agreement and continuing until the earlier of the termination of this Agreement and the Effective Time, Incyte agrees (except as contemplated by this Agreement or to the extent that Synteni shall otherwise consent in writing, which consent shall not be unreasonably withheld) to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to not declare, set aside or pay any dividend on its capital stock, to pay its debts and Taxes when due, to pay or perform other obligations when due, and, to the extent consistent with such business, to use all commercially reasonable efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired its goodwill and ongoing businesses at the Effective Time. Following the date of this Agreement, and continuing until the earlier of the termination of this Agreement and the Effective Time, Incyte shall promptly notify Synteni of any materially negative event related to Incyte or its business.

                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS
                              ---------------------

        7.1 Approval of Synteni Stockholders. Prior to the Closing Date and at
            --------------------------------
the earliest practicable date following the date hereof, Synteni will solicit written consents from its stockholders seeking, or hold the Synteni Stockholders Meeting for the purpose of seeking, approval of this Agreement, the Merger and related matters. If Synteni holds the Synteni Stockholders Meeting, the Board of Directors will solicit proxies from Synteni's stockholders to vote such stockholders' shares at the Synteni Stockholders Meeting. In soliciting such written consent or proxies, the Board of Directors of Synteni will recommend to the stockholders of Synteni that they approve this Agreement and the Merger and shall use its reasonable efforts to obtain the approval of the stockholders of Synteni entitled to vote on or consent to this Agreement and the Merger in accordance with Delaware law and Synteni's Certificate of Incorporation. Synteni will prepare as soon as reasonably practicable the Information Statement and if it holds a stockholders' meeting, a proxy statement, in form and substance reasonably acceptable to Incyte, with respect to the solicitation of written consents and/or proxies from the stockholders of Synteni to approve this Agreement, the Merger and related matters. The Information Statement shall be in such form and contain such information so as to permit compliance by Incyte with the requirements of Regulation D under the Securities Act in connection with the issuance of shares of Incyte Common Stock in the Merger.

        7.2 Access to Information; Interim Financial Information. Subject to any
            ----------------------------------------------------
applicable contractual confidentiality obligations (which each party shall use all commercially reasonable efforts to cause to be waived) each party shall afford the other party and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (a) all of its and its subsidiaries' properties, books, contracts, agreements and records, and (b) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law or previously agreed to by the parties) of it and its subsidiaries as the others may reasonably request. No information or knowledge obtained in any investigation pursuant to this Section 7.2 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger. Promptly following the end of each month between the date of this Agreement and the Closing Date, Synteni shall prepare and furnish to Incyte financial statements of Synteni as of and for the month and year-to-date periods ending on the last day of such month, all prepared in a manner consistent with Synteni's past practice.

        7.3 Confidentiality. Each of the parties hereto hereby agrees to and
            ---------------
reaffirms the terms and provisions of the Nondisclosure Agreements between Incyte and Synteni effective as of October 1, 1997.

        7.4 Expenses. All fees and expenses incurred in connection with the
            --------
Merger including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses.

        7.5 Public Disclosure. Unless otherwise required by law (including,
            -----------------
without limitation, securities laws) or, as to Incyte, by the rules and regulations of Nasdaq, prior to the Effective Time, no disclosure (whether or not in response to an inquiry) of the discussions or subject matter of this Agreement or the transactions contemplated hereby shall be made by any party hereto unless approved by Incyte and Synteni prior to release, provided that such approval shall not be unreasonably withheld; provided, however, that either party may make necessary, nonconfidential disclosures to employees, consultants, customers, suppliers and shareholders (after consultation with the other party, if practical).

        7.6 FIRPTA Compliance. Synteni shall, within thirty (30) days prior to
            -----------------
the Effective Time, deliver to Incyte a copy of a statement conforming with the requirements of Income Tax Regulations sections 1.897-2(h) and 1.1445-2(c)(3) and in form and substance satisfactory to Incyte, certifying that shares of capital stock of Synteni do not constitute "United States real property interests" under section 897(c) of the Code. In addition, simultaneously with delivery of such statement, Synteni shall provide to Incyte, as agent for Synteni, a form of notice to the Internal Revenue Service conforming with the requirements of Income Tax Regulations section 1.897-2(h)(2), together with written authorization for Incyte to deliver such notice to the Internal Revenue Service on behalf of Synteni following the Effective Time.

        7.7 Reasonable Efforts. Subject to the terms and conditions of this
            ------------------
Agreement, each of the parties hereto shall use all commercially reasonable efforts to take promptly, or cause to be taken promptly, all actions, and to do promptly, or cause to be done promptly all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals, to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement; provided that neither Synteni nor Incyte shall be required to agree to any divestiture by Incyte or Synteni, as may be applicable, or any of Incyte's subsidiaries or affiliates of shares of capital stock or of any business, assets or properties of Incyte or its affiliates or Synteni or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

        7.8 Conduct; Notification of Certain Matters. Each of Incyte and Synteni
            ----------------------------------------
shall use all commercially reasonable efforts to not take, or fail to take, any action that from the date hereof through the Closing would cause or constitute a breach of any of its respective representations, warranties, agreements and covenants set forth in this Agreement. Synteni shall give prompt written notice to Incyte, and Incyte shall give prompt written notice to Synteni, of (a) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which causes or is likely to cause any representation or warranty of Synteni or Incyte or Merger Subsidiary, respectively, contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time and (b) any failure of Synteni or Incyte or Merger Subsidiary, as the case may be, to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 7.8 shall not limit or otherwise affect the other party's right to rely on the representations and warranties herein or any the other remedies available to the party receiving such notice.

        7.9 Pooling Accounting. Incyte and Synteni shall each use commercially
            ------------------
reasonable efforts to cause the business combination to be effected by the Merger to be accounted for on the "pooling of interests" method under the requirements of Opinion No. 16 (Business Combinations) of the Accounting Principles Board of the American Institute of Certified Public Accountants ("APB 16"). Each of Incyte and Synteni shall use all commercially reasonable efforts to cause its respective employees, officers, directors, stockholders and affiliates not to take any action that would adversely affect the ability of Incyte to account for the business combination to be effected by the Merger as a pooling of interests. Neither Incyte nor Synteni shall take any action, including the acceleration of vesting of any options, warrants, restricted stock or other rights to acquire shares of the capital stock of Synteni, which reasonably would be expected to (a) interfere with Incyte's ability to account for the Merger as a pooling of interests or (b) jeopardize the tax-free nature of the reorganization hereunder.

        7.10 Tax-Free Reorganization. Incyte and Synteni shall each use all
             -----------------------
commercially reasonable efforts to cause the Merger to be treated as a reorganization within the meaning of section 368 of the Code. Incyte and Synteni shall each use reasonable efforts to obtain an opinion from Synteni's counsel that the Merger is a reorganization with the meaning of section 368 of the Code, and Incyte and Synteni shall each make representations and warranties in the forms set forth as Exhibits F-1 and F-2, respectively.

        7.11 Affiliate Agreements. Synteni shall deliver to Incyte, within ten
             --------------------
days after the date of this Agreement, a list of those persons who, in Synteni's reasonable judgment, are "affiliates" of Synteni as such term is defined under the Securities Exchange Act of 1934, as amended (each such person an "Affiliate"). Synteni shall provide Incyte such information and documents as Incyte shall reasonably request for purposes of reviewing such list. Synteni shall cause to be delivered to Incyte, prior to the Effective Time, from each of its Affiliates, an executed Affiliate Agreement in the form attached hereto as Exhibit A. Incyte shall cause to be delivered to Ernst & Young LLP, in a form reasonably satisfactory to Synteni and Ernst & Young LLP, such reasonable representations from affiliates of Incyte as Ernst & Young LLP shall reasonably request. Incyte and Merger Subsidiary shall be entitled to place appropriate legends on the certificates evidencing any shares of Incyte Common to be received by Affiliates of Synteni pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Incyte Common, consistent with the terms of such Affiliate Agreements.

        7.12 Blue Sky Laws. Incyte shall take such steps as may be necessary to
             -------------
comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the shares of Incyte Common pursuant hereto. Synteni shall use all reasonable efforts to assist Incyte as may be reasonably necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of the shares of Incyte Common pursuant hereto.

        7.13 Synteni Employee Benefit Plans; Form S-8. Incyte agrees to file a
             ----------------------------------------
registration statement on Form S-8 no later than thirty (30) days after the Closing relating to the shares of Incyte Common underlying the Converted Synteni Options and shall use commercially reasonable efforts to maintain the effectiveness (and current status) of such registration statement for so long as such Converted Synteni Options remain outstanding. Synteni agrees that its 401(k) Plan or any other 401(k) plans may be terminated, frozen, modified or merged into the appropriate Incyte qualified plans as of or after the Effective Time, as determined by Incyte in its sole discretion. Employees of Synteni shall be afforded the opportunity to participate in Incyte's 401(k) plan following the Effective Time.

        7.14 Nasdaq Listing. Incyte shall authorize for listing on the Nasdaq
             --------------
National Market the shares of Incyte Common issuable pursuant hereto, and those required to be reserved for issuance, in connection with the Converted Synteni Options.

        7.15 Registration Rights Agreement. Incyte and the holders of Synteni
             -----------------------------
Shares shall have entered into the Registration Rights Agreement attached hereto as Exhibit E.

        7.16 Additional Documents and Further Assurances. Each party hereto, at
             -------------------------------------------
the reasonable request of the other party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be reasonably necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby. To that end, Synteni shall use all commercially reasonable efforts to cause (a) Tidhar Dari Shalon to enter into a Non-Competition and Non-Solicitation Agreement in a form reasonably satisfactory to Incyte and Dr. Shalon, (b) all of its stockholders to make the Investment Representations in the form attached hereto as Exhibit G, and (c) Tidhar Dari Shalon, Tadmor and Michal Shalon, Kleiner Perkins Caufield & Byers VIII, L.P., and KPCB Life Zaibatsu Fund II each to enter into a Stockholder Agreement in the form attached hereto as Exhibit H.

        7.17 Indemnification. Incyte shall guarantee and shall cause the
             ---------------
Surviving Corporation to maintain and perform in the same manner Synteni's existing indemnification provisions with respect to present and former directors and officers of Synteni for all losses, claims, damages, expenses or liabilities arising out of actions or omissions or alleged actions or omissions occurring at or prior to the Effective Time to the extent permitted or required under applicable law and Synteni's

Certificate of Incorporation and Bylaws in effect as of the date hereof (to the extent consistent with applicable law), for a period of not less than six (6) years after the Effective Time. in the event that Incyte (i) causes the Surviving Corporation to consolidate with or merge into any other entity and Surviving Corporation is not the continuing or surviving corporation or entity of such consolidation or merger, or (ii) causes the Surviving Corporation to transfer or convey all or substantially all of Surviving Corporation's properties and assets to any entity, then and in each such case, to the extent necessary to effect the purposes of this Section 7.17, proper provision shall be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 7.17 and none of the actions described in clause (i) or (ii) shall be taken until such provision is made.


                                  ARTICLE VIII

                            CONDITIONS TO THE MERGER
                            ------------------------

        8.1 Conditions to Obligations of Each Party to Effect the Merger. The
            ------------------------------------------------------------
respective obligations of each party to this Agreement to consummate the Merger shall be subject to the satisfaction at or prior to the Closing of the following conditions:

        (a) Stockholder Approval. This Agreement shall have been approved and
            --------------------
adopted by the requisite vote of the stockholders of Synteni.

        (b) No Injunctions or Restraints; Illegality. No temporary restraining
            ----------------------------------------
order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect.

        8.2 Additional Conditions to Obligations of Synteni. The obligations of
            -----------------------------------------------
Synteni to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Synteni:

        (a) Representations and Warranties. The representations and warranties
            ------------------------------
of Incyte and Merger Subsidiary contained in this Agreement shall be true and correct on the date hereof (except for representations and warranties made as of a specified date, which need be true and correct only as of the specified date), and except for such inaccuracies that, considered collectively, have not had and would not reasonably be expected to have a material adverse effect on Incyte and its subsidiaries, taken as a whole (it being understood that, for purposes of determining the accuracy of such representations and warranties, all "material adverse effect" and other materiality qualifications contained in such representations and warranties shall be disregarded).

        (b) Agreements and Covenants. Each of Incyte and Merger Subsidiary shall
            ------------------------
have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, except where such non-compliance would not have a material adverse effect on Incyte and its subsidiaries, taken as a whole, or on Incyte's ability to consummate the transactions contemplated by this Agreement.

        (c) Officer's Certificate. Each of Incyte and Merger Subsidiary shall
            ---------------------
have furnished Synteni with a certificate dated the Closing Date signed on behalf of it by the Chief Executive Officer or President to the effect that the conditions set forth in Sections 8.2(a) and (b) have been satisfied.

        (d) Legal Opinion. Synteni shall have received a legal opinion from
            -------------
Pillsbury Madison & Sutro LLP, counsel to Incyte, in substantially the form attached hereto as Exhibit B.

        (e) Tax Opinion. The stockholders of Synteni shall have received a
            -----------
written opinion from Cooley Godward LLP, counsel to Synteni, to the effect set forth in Section 7.10.

        (f) Registration Rights Agreement. Incyte shall have entered into the
            -----------------------------
Registration Rights Agreement attached hereto as Exhibit E.

        (g) Nasdaq Listing. The Incyte Common issuable to Securityholders
            --------------
pursuant to this Agreement shall have been authorized for trading on the Nasdaq National Market effective upon the Closing Date.

        8.3 Additional Conditions to the Obligations of Incyte and Merger
            -------------------------------------------------------------
Subsidiary. The obligations of Incyte and Merger Subsidiary to consummate the
----------
Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Incyte:

        (a) Representations and Warranties. The representations and warranties
            ------------------------------
of Synteni contained in this Agreement shall be true and correct on the date hereof (except for representations and warranties made as of a specified date, which need be true and correct only as of the specified date), except for such inaccuracies that, considered collectively, have not had and would not reasonably be expected to have a material adverse effect on Synteni (it being understood that, for purposes of determining the accuracy of such representations and warranties, all "material adverse effect" and other materiality qualifications contained in such representations and warranties shall be disregarded).

        (b) Agreements and Covenants. Synteni shall have performed or complied
            ------------------------
with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, except where such non-compliance would not have a material adverse effect on Synteni or Synteni's ability to consummate the transactions contemplated by this Agreement.

        (c) Officer's Certificate. Synteni shall have furnished Incyte with a
            ---------------------
certificate dated the Closing Date signed on behalf of it by its Chief Executive Officer or President to the effect that the conditions set forth in Sections 8.3(a) and (b) have been satisfied.

        (d) Legal Opinion. Incyte shall have received a legal opinion from
            -------------
Cooley Godward LLP, legal counsel to Synteni, in substantially the form attached hereto as Exhibit C.

        (e) Pooling Letters. Each of the parties to this Agreement shall have
            ---------------
received letters from Ernst & Young LLP, delivered concurrently with the execution of this Agreement, regarding such firm's concurrence with Incyte management's and Synteni management's conclusions, as of the date of this Agreement, as to the appropriateness of pooling of interests accounting for the Merger under

APB 16 if closed and consummated in accordance with this Agreement. Furthermore, each of the parties to this Agreement shall have received letters from Ernst & Young LLP, dated as of the Closing, reaffirming such firm's concurrence with Incyte management's and Synteni management's conclusions, as of the date of this Agreement, as to the appropriateness of pooling of interests accounting for the Merger under APB 16 if closed and consummated in accordance with this Agreement.

        (f) Third Party Consents. Incyte shall have been furnished with evidence
            --------------------
satisfactory to it that Synteni (i) has obtained the consents, approvals, assignments and waivers set forth in the Disclosure Schedule, the absence of which would have a material adverse effect on Synteni and (ii) has complied with the notice requirements of the Synteni Warrants.

        (g) Resignations. Incyte shall have received the resignations of such of
            ------------
the directors and officers of Synteni as Incyte shall designate by written notice to Synteni delivered no later than three (3) business days prior to the Closing Date, such resignations to be effective immediately upon the Closing.

        (h) Dissenters' Rights. Holders of more than 8% of the outstanding
            ------------------
Synteni Shares shall not have exercised, nor shall they have any continued right to exercise, appraisal, dissenters' or similar rights under applicable law with respect to their Synteni Shares by virtue of the Merger.

        (i) Escrow Agreement. Incyte, Synteni, the Escrow Agent referred to in
            ----------------
Section 9.2(a) and the Securityholder Agent referred to in Section 9.2(c) shall have entered into the Escrow Agreement in substantially the form attached hereto as Exhibit D (the "Escrow Agreement").


                                   ARTICLE IX

                           INDEMNIFICATION AND ESCROW
                           --------------------------

        9.1 Survival of Representations and Warranties. All of Synteni's
            ------------------------------------------
representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Merger and continue until 5:00 p.m., California time, on the earlier of the date which is the date of the auditor's report for the first audit of Incyte's financial statements for the year ending December 31, 1998 or the date which is one year after the Closing Date (the "Expiration Date") and shall not be affected by any investigation conducted for or on behalf of Incyte with respect thereto or any knowledge acquired by Incyte or its officers, directors, employees, stockholders or agents as to the accuracy or inaccuracy of any such representation or warranty. The waiver of any condition based on the accuracy of any representation or warranty, or the performance or compliance of any covenant or obligation, will not affect the right to indemnification set forth in this Article IX.

        9.2 Indemnification and Escrow Arrangements.
            ---------------------------------------

        (a) Escrow Fund and Indemnification. Subject to the limitations set
            -------------------------------
forth herein, by approval and adoption of this Agreement, each of the Securityholders agrees to indemnify Incyte for such Securityholder's pro rata portion of claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses, and expenses of investigation and defense (calculated after deduction for insurance proceeds recovered or recoverable) incurred by Incyte or the Surviving Corporation as a result of any inaccuracy or breach of a representation or warranty of Synteni contained herein or in any instrument delivered pursuant to this Agreement or any failure by Synteni to perform or comply with any covenant contained herein (hereinafter individually a "Loss" and collectively "Losses"). Incyte and Synteni each acknowledge that such Losses, if any, would relate to unresolved contingencies existing at the date hereof, which if resolved at the date hereof would have led to a reduction in the aggregate Merger Consideration. The adoption and approval of this Agreement by the Securityholders shall constitute approval of the Escrow Agreement and of all of the arrangements relating thereto, including without limitation the placement of the Escrow Shares in escrow and the appointment of the Securityholder Agent (as defined in paragraph (c) below). At the Effective Time, Securityholders will be deemed to have received and deposited with the Escrow Agent (as defined below) the Escrow Shares (plus any additional shares as may be issued upon any stock split, stock dividend or recapitalization effected by Incyte after the Effective Time), without any act of any Securityholder. As soon as practicable after the Effective Time, the Escrow Shares will be deposited with First Trust of California, National Association (or other institution acceptable to Incyte and the Securityholder Agent), as Escrow Agent (the "Escrow Agent"), such deposit to constitute an escrow fund (the "Escrow Fund") to be governed by the terms set forth herein and in the Escrow Agreement. The portion of the Escrow Shares contributed on behalf of each Securityholder shall be in proportion to the aggregate shares of Incyte Common which such holder would otherwise be entitled under Section 2.1(c) rounded down to the nearest whole share, with the remaining number of shares that are distributed to such holder being rounded up to the nearest whole share. The Escrow Fund shall be available to compensate Incyte and the Surviving Corporation for any Losses. The right of Incyte and the Surviving Corporation after the Effective Time to assert indemnification claims and receive indemnification payments from the Escrow Fund pursuant to this Article IX shall be the sole and exclusive right and remedy exercisable by such parties with respect to any inaccuracy or breach in any representation, warranty, or covenant contained in this Agreement or in any instrument delivered pursuant to this Agreement or in connection with the transactions contemplated hereby. Notwithstanding the foregoing, these limitations contained in this Section 9.2(a) shall not apply to fraud or willful misconduct. Incyte may not receive any shares from the Escrow Fund unless and until Officer's Certificates (as defined in paragraph (e) below) identifying Losses, the aggregate cumulative amount of which exceed $100,000, have been delivered to the Escrow Agent as provided in paragraph (e); in such case, Incyte may recover from the Escrow Fund the entire amount of the cumulative Losses. Except for fraud or willful misconduct by such Securityholder, no Securityholder shall be liable to Incyte or Merger Subsidiary for any amount other than its proportionate share of the Escrow.

        (b) Escrow Period; Distribution upon Termination of Escrow Periods.
            --------------------------------------------------------------
Subject to the following requirements, the Escrow Fund shall be in existence immediately following the Effective Time and shall terminate at 5:00 p.m., California time, on the Expiration Date (the "Escrow Period"); provided that the Escrow Period shall not terminate with respect to such amount (or some portion thereof), that together with the aggregate amount remaining in the Escrow Fund is necessary in the reasonable judgment of Incyte, subject to the objection of the Securityholder Agent and the subsequent arbitration of the matter in the manner provided in Section 9.2(g) hereof, to satisfy any unsatisfied Losses concerning facts and circumstances existing prior to the termination of the Escrow Period specified in any Officer's Certificate delivered to the Escrow Agent prior to termination of the Escrow Period. As soon as any such Loss has been resolved, the Escrow Agent shall deliver to the Securityholders the remaining portion of the Escrow Fund not required to satisfy any other such unresolved Loss. Deliveries of Escrow Shares to the Securityholders pursuant to this Section 9.2(b) shall be made in proportion to their respective original contributions to the Escrow Fund.

        (c) Securityholder Agent of the Securityholders; Power of Attorney.
            --------------------------------------------------------------

        (i) In the event that this Agreement is approved and adopted by the Synteni's stockholders, effective upon such consent, and without further act of any stockholder, Tadmor Shalon, shall be appointed as agent and attorney-in-fact (the "Securityholder Agent") for each Securityholder, for and on behalf of Securityholders, to give and receive notices and communications, to authorize delivery to Incyte of shares of Incyte Common from the Escrow Fund in satisfaction of claims by Incyte, to object to such deliveries, to agree to negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Securityholder Agent for the accomplishment of the foregoing. Such agency may be changed by the Securityholders from time to time upon not less than thirty (30) days' prior written notice to Incyte; provided that the Securityholder Agent may not be removed unless holders of a two-thirds interest of the Escrow Fund agree to such removal and to the identity of the substituted agent. Any vacancy in the position of Securityholder Agent may be filled by approval of the holders of a majority in interest of the Escrow Fund. No bond shall be required of the Securityholder Agent, and the Securityholder Agent shall not receive compensation for his services. Notices or communications to or from the Securityholder Agent shall constitute notice to or from each of the Securityholders.

        (ii) The Securityholder Agent shall not be liable for any act done or omitted hereunder as Securityholder Agent while acting in good faith and in the exercise of reasonable judgment. The Securityholders on whose behalf the Escrow Shares were contributed to the Escrow Fund shall severally indemnify the Securityholder Agent and hold the Securityholder Agent harmless against any loss, liability or expense incurred without negligence or bad faith on the part of the Securityholder Agent and arising out of or in connection with the acceptance or administration of the Securityholder Agent's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Securityholder Agent.

        (d) Protection of Escrow Fund.
            -------------------------

        (i) The Escrow Agent shall hold and safeguard the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of Incyte and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

        (ii) Any shares of Incyte Common or other equity securities issued or distributed by Incyte (including shares issued upon a stock split) in respect of shares of Incyte Common in the Escrow Fund at the time of issuance or distribution shall be added to the Escrow Fund and become a part thereof. Cash dividends on shares of Incyte Common in the Escrow Fund shall not be added to the Escrow Fund but shall be distributed to the recordholders thereof.

        (iii) Each Securityholder shall have voting rights with respect to the shares of Incyte Common contributed to the Escrow Fund on behalf of such Securityholder (and on any voting securities added to the Escrow Fund in respect of such shares of Incyte Common Stock).

        (e) Claims Upon Escrow Fund.
            -----------------------

        (i) Upon receipt by the Escrow Agent at any time on or before 5:00 p.m. California time on the Expiration Date of a certificate signed by any officer of Incyte (an "Officer's Certificate"): (A) stating that Incyte has paid or properly accrued or reasonably anticipates that it will have to pay or accrue Losses, and (B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related and to the extent known a reasonable summary of the facts underlying the claim, and if no objection is received from the Securityholder Agent in accordance with
Section 9.2(f), the Escrow Agent shall, subject to the provisions of Section 9.2(f) hereof, deliver to Incyte out of the Escrow Fund, as promptly as practicable, shares of Incyte Common Stock held in the Escrow Fund in an amount equal to such Losses.

        (ii) For the purposes of determining the number of shares of Incyte Common to be delivered to Incyte to Section 9.2(e)(i) hereof, the shares of Incyte Common shall be valued at the average of the closing prices per share of Incyte Common on the Nasdaq National Market for the ten (10) consecutive trading days ending on the date that is three (3) trading days prior to the Closing Date. Incyte and the Securityholder Agent shall certify such fair market value in a certificate signed by both Incyte and the Securityholder Agent, and shall deliver such certificate to the Escrow Agent.

        (f) Objections to Claims. At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to the Securityholder Agent and for a period of thirty (30) days after such delivery, the Escrow Agent shall make no delivery to Incyte of any Escrow Shares pursuant to Section 9.2(e) hereof unless the Escrow Agent shall have received written authorization from the Securityholder Agent to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of shares of Incyte Common from the Escrow Fund in accordance with Section 9.2(e) hereof, provided that no such payment or delivery may be made if the Securityholder Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such thirty (30) day period.

        (g) Resolution of Conflicts; Arbitration.
            ------------------------------------

        (i) In case the Securityholder Agent shall object in writing to any claim or claims made in any Officer's Certificate, the Securityholder Agent and Incyte shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Securityholder Agent and Incyte should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute shares of Incyte Common from the Escrow Fund in accordance with the terms thereof.

        (ii) If no such agreement can be reached after good faith negotiation, either Incyte or the Securityholder Agent may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Incyte and the Securityholder Agent shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator, each of which arbitrators shall be independent and have at least ten years relevant experience. The arbitrators shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrators, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrators shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the extent as a court of competent law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of a majority of the three arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 9.2(f) hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrators. The arbitrators shall not award less than any amount of losses conceded by the Securityholder Agent as being properly payable from the Escrow Fund nor any amount in excess of the total losses sought by Incyte and shall in no event award punitive damages.

        (iii) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Palo Alto, California, under the rules then in effect of the Judicial Arbitration and Mediation Services, Inc.

        (iv) The fees of the arbitration or arbitrators shall be shared one-half by Incyte and one-half by the Securityholders. Fees to be paid by Securityholders shall be borne pro rata in accordance with their respective ownership of Synteni Stock immediately prior to Closing and may, with the consent of the Securityholder Agent and Incyte, be paid from the Escrow Fund.

        (h) Actions of the Securityholder Agent. A decision, act, consent or
            -----------------------------------
instruction of the Securityholder Agent shall constitute a decision of all the Securityholders for whom a portion of the Escrow Shares otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each of the Securityholders, and the Escrow Agent and Incyte may rely upon any such decision, act, consent or instruction of the Securityholder Agent as being the decision, act, consent or instruction of each Securityholder. The Escrow Agent and Incyte are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Securityholder Agent.

        (i) Third-Party Claims. In the event Incyte becomes aware of a
            ------------------
third-party claim which Incyte believes may result in a demand against the Escrow Fund, Incyte shall notify the Securityholder Agent of such claim, and the Securityholder Agent, as representative for the Securityholders, shall be entitled, at their expense, to participate in any defense of such claim. Incyte shall have the right in its sole discretion to settle any such claim; provided, however, that except with the consent of the Securityholder Agent no settlement of any such claim with third-party claimants shall alone be determinative of the amount of any claim against the Escrow Fund. In the event of any settlement without the consent of the Securityholder Agent, then no information relating to the settlement may be introduced in arbitration proceeding. In the event that the Securityholder Agent has consented in writing to any such settlement and acknowledged that the claim by Incyte is a valid claim against the Escrow Fund, the Securityholder Agent shall have no power or authority to object under any provision of this Article IX to the amount of any claim by Incyte against the Escrow Fund with respect to such settlement.

                                    ARTICLE X

                     TERMINATION, AMENDMENT, WAIVER, CLOSING
                     ---------------------------------------

        10.1 Termination. Except as provided in Section 10.2 below, this
             -----------
Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

        (a) By mutual consent of Synteni and Incyte;

        (b) By Incyte or Synteni if: (i) the Effective Time has not occurred by January 31, 1998 (provided that the right to terminate this Agreement under this clause (i) shall not be available to any party whose willful failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date); (ii) there shall be a final non-appealable order, decree or ruling of a court of competent jurisdiction in effect preventing consummation of the Merger; (iii) there shall be any statute, rule, regulation or non-appealable order enacted, promulgated or issued or deemed applicable to the Merger by any governmental entity that would make consummation of the Merger illegal; or (iv) the approval and adoption of this Agreement by Synteni's stockholders shall not have been obtained;

        (c) By Incyte or Synteni if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger, by any governmental entity, which would: (i) prohibit Incyte's or Synteni's ownership or operation of any portion of the business of Synteni or (ii) compel Incyte or Synteni to dispose of or hold separate, as a result of the Merger, any portion of the business or assets of Synteni or Incyte; in either case, the unavailability of which assets or business would have a material adverse effect on Incyte or would reasonably be expected to have a material adverse effect on Incyte's ability to realize the benefits expected from the Merger.

        (d) By Incyte if the Synteni Board shall have failed to recommend or modifies in a manner adverse to Incyte its recommendation concerning this Agreement or shall have disclosed in any manner its intention to modify in a manner adverse to Incyte such recommendation;

        (e) By Incyte if the Synteni Board makes any recommendation with respect to an Acquisition Transaction, except a recommendation against an Acquisition Transaction, (including making no recommendation or stating an inability to make a recommendation) or the Synteni Board shall have resolved to take any such action and publicly disclosed this resolution.

        Where action is taken to terminate this Agreement pursuant to this
Section 10.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

        10.2 Effect of Termination. In the event of termination of this
             ---------------------
Agreement as provided in Section 10.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Incyte, Merger Subsidiary or Synteni, or their respective subsidiaries, officers, directors or stockholders, provided that, the provisions of Sections 7.3 and 7.4 and

Article X of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

        10.3 Amendment or Supplement. This Agreement may be amended or
             -----------------------
supplemented at any time before or after approval of this Agreement by the stockholders of Synteni to the extent permitted under Section 251(d) of Delaware Law. No amendment or supplement shall be effective unless in writing and signed by the party or parties sought to be bound thereby.

        Subject to the preceding paragraph, this Agreement may be amended in a writing executed by the Chief Executive Officer of Synteni and the Chief Executive Officer of Incyte in order to modify the structure of the Merger to substitute for Merger Subsidiary another directly or indirectly wholly owned subsidiary of Incyte, pursuant to which such subsidiary shall then become a party to this Agreement and all references in this agreement to Merger Subsidiary shall thereafter be deemed to refer to such substituted subsidiary of Incyte.

        10.4 Extension of Time, Waiver. At any time prior to the Effective Time,
             -------------------------
Incyte and Merger Subsidiary, on the one hand, and Company, on the other hand, may, to the extent legally allowed:

               (a) Extend the time for the performance of any of the obligations or other acts of the other party hereto,

               (b) Waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and

               (c) Waive compliance with any of the agreements or conditions for the benefit of such party contained herein; provided, that no failure or delay by any party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder.

Any agreement on the part of any party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.


                                   ARTICLE XI

                                     GENERAL
                                     -------

        11.1 Notices. Any notice, request, instruction or other document to be
             -------
given hereunder by any party to the other shall be in writing and delivered personally or sent by certified mail, postage prepaid, by telecopy (with receipt confirmed and promptly confirmed by personal delivery, U.S. first class mail, or courier), or by courier service, as follows:

        (a) If to Incyte or Merger Subsidiary to:

               Incyte Pharmaceuticals, Inc.
               3174 Porter Drive
               Palo Alto, CA 94304
               Attn:  Chief Executive Officer
               Fax:  (650) 845-4574

        with a copy to:

               Pillsbury Madison & Sutro LLP
               235 Montgomery Street
               San Francisco, CA 94104
               Attn:  Stanton D. Wong
               Fax:  (415) 983-7396

        (b) If to Synteni to:

               Synteni, Inc.
               6519 Dumbarton Circle
               Fremont, CA 94555
               Attention:  President
               Fax:  (510) 739-2250

        with a copy to:

               Cooley Godward LLP
               5 Palo Alto Square
               Palo Alto, CA 94306
               Attn:  Matthew B. Hemington
               Fax:  (650) 857-0663

        If to Securityholder Agent:

               Tadmor Shalon
               155 Island Drive
               Palo Alto, CA 94301

        with a copy to:

               Cooley Godward LLP
               5 Palo Alto Square
               Palo Alto, CA 94306
               Attn:  Matthew B. Hemington
               Fax:  (650) 857-0663
or to such other persons as may be designated in writing by the parties, by a notice given as aforesaid.

        11.2 Headings. The headings of the several sections of this Agreement
             --------
are inserted for convenience of reference only and are not intended to affect the meaning or interpretation of this Agreement.

        11.3 Counterparts. This Agreement may be executed in counterparts, and
             ------------
when so executed each counterpart shall be deemed to be an original, and said counterparts together shall constitute one and the same instrument.

        11.4 Entire Agreement; Assignment. This Agreement, the Schedules and
             ----------------------------
Exhibits hereto (including the Disclosure Schedule), and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof;
(b) are not intended to confer upon any other person any rights or remedies hereunder (except as provided in Section 11.8 below); and (c) except as contemplated by Section 10.3 shall not be assigned by operation of law or otherwise except as mutually agreed in writing between the parties

        11.5 Severability. In the event that any provision of this Agreement or
             ------------
the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

        11.6 Other Remedies. Except as otherwise provided herein, any and all
             --------------
remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

        11.7 Governing Law. This Agreement shall be governed by and construed in
             -------------
accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto agrees that process may be served them in any manner authorized by the laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

        11.8 Absence of Third-Party Beneficiary Rights. No provision of this
             -----------------------------------------
Agreement is intended, or will be interpreted, to provide to or create for any third-party beneficiary rights or any other rights of any kind in any client, customer, affiliate, stockholder, employee, partner or any party hereto or any other person or entity, and all provisions hereof will be personal solely between the parties to this Agreement, except that the provisions of Section
7.17 shall be for the benefit of, and enforceable by, the indemnified persons referred to therein.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed, all as of the date first above written.

                                       INCYTE PHARMACEUTICALS, INC.



                                       By   /s/  Roy A. Whitfield
                                          -------------------------------------
                                                      Roy A. Whitfield
                                                 Chief Executive Officer


                                       BOND ACQUISITION CORPORATION



                                       By   /s/  Roy A. Whitfield
                                          -------------------------------------
                                                     Roy A. Whitfield
                                                         President


                                       SYNTENI, INC.



                                       By   /s/  Tidhar Dari Shalon, Ph.D.
                                          -------------------------------------
                                                 Tidhar Dari Shalon, Ph.D.
                                                         President